UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 23, 2011 (September 20, 2011)

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-13045 (Commission File Number)	23-2588479 (IRS Employer Identification No.)

745 Atlantic Avenue, Boston, Massachusetts, 02111

(Address of Principal Executive Offices, Including Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 8.01. Other Events.

On September 20, 2011, Iron Mountain Incorporated, or the Company, announced that it priced an underwritten public offering of $400.0 million in aggregate principal amount of 7-3/4% Senior Subordinated Notes due 2019, or the 7-3/4% Notes. The 7-3/4% Notes will be sold at 100.0% of par.  The net proceeds to the Company from this offering are expected to be $393.7 million, after paying underwriters’ discounts and commissions and estimated expenses. The Company intends to use the net proceeds from this offering for general corporate purposes, including funding a portion of the shareholder payout commitments the Company has made and possible future acquisitions and investments.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the Company’s press release announcing the pricing of the public offering of the 7-3/4% Notes is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

1.1

Underwriting Agreement dated as of September 20, 2011 by and among Iron Mountain Incorporated, certain subsidiaries of Iron Mountain Incorporated and the underwriters named therein, pertaining to $400,000,000 in aggregate principal amount of 7-3/4% Senior Subordinated Notes due 2019. (Filed herewith.)

4.1	Form of Senior Subordinated Indenture, by and among Iron Mountain Incorporated, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A. (Filed herewith.)
4.2

Form of Supplemental Indenture to the Senior Subordinated Indenture, by and among Iron Mountain Incorporated, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A. (Filed herewith.)

5.1	Opinion of Sullivan & Worcester LLP. (Filed herewith.)
5.2	Opinion of Gesmer Updegrove LLP. (Filed herewith.)
23.1	Consent of Sullivan & Worcester LLP (contained in Exhibit 5.1).
23.2	Consent of Gesmer Updegrove LLP (contained in Exhibit 5.2).
99.1	Press Release of Iron Mountain Incorporated, dated September 20, 2011. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

By:	/s/ Ernest W. Cloutier
Ernest W. Cloutier
Executive Vice President and General Counsel

Date: September 23, 2011